EXHIBIT 10.8

                AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of the 29th day of June, 1999 by and between GERBER SCIENTIFIC, INC., a Connecticut corporation (the "Company") and Michael J. Cheshire (the "Executive") (the Company and the Executive may collectively be referred to as the "Parties"). This Amendment amends the Employment Agreement by and between the Parties, dated as of January 29, 1997, as amended on June 1, 1998 (collectively the "Employment Agreement").

                            RECITALS

WHEREAS, on June 15, 1999, the Management Development and Compensation Committee of the Board of Directors (the "Committee") adopted a Severance Policy (the "1999 Severance Policy") covering the senior officers of the Company, including the Executive;

WHEREAS, on June 15, 1999, the Committee approved and adopted a form of Change-in-Control Agreement and authorized the Officers of the Company to enter into a Change-in-Control Agreement with the Executive;

WHEREAS, the Company and the Executive entered into such a Change in Control Agreement dated June 1, 1999 ("Executive Change in
Control Agreement"); and

WHEREAS, the Company and the Executive desire to conform the Employment Agreement to the terms of the 1999 Severance Policy and the Executive Change in Control Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, agree as follows:

A. The terms of Section 4.1 of the Employment Agreement relating to the severance benefits payable to the Executive in the event of termination of the employment of the Executive by the Company otherwise than for cause are hereby amended to incorporate the terms of the 1999 Severance Policy into, and make them part of, the Employment Agreement, and to provide that the benefits of the 1999 Severance Policy shall be payable to the Executive in lieu of the benefits provided under said Section 4.1.

B. The terms of the Executive Change in Control Agreement shall supercede and replace the Change-in-Control provisions set forth in Section 4.3 of the Employment Agreement.

C. Nothing in the Employment Agreement shall prevent or limit the Executive's continued or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify and nothing in this Agreement shall limit or otherwise affect the rights the Executive may have under any other contract or agreement with the Company.

D.   Except  as  herein  provided, all terms  of  the  Employment
     Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

                              GERBER SCIENTIFIC, INC.


                              By: /s/ Gary K. Bennett
                                 -----------------------
                                  Gary K. Bennett


                              EXECUTIVE
                                  /s/ Michael J. Cheshire
                                 ------------------------
                                 Michael J. Cheshire